UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 28, 2005 (June 28, 2005)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

3802 Corporex Park Drive

Tampa, Florida 33619

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Following the annual meeting of shareholders on May 13, 2005, the Board of Directors of Quality Distribution, Inc. determined that the size of the Board of Directors should be increased beyond its existing size of eleven. Accordingly, the Board resolved that our Articles of Incorporation and By-Laws be amended to permit the Board to comprise up to thirteen members. The Board also resolved that, upon amendment to our Articles of Incorporation and By-Laws, M. Ali Rashid would be appointed to fill a vacancy created by the increase in the size of the Board of Directors. These amendments to our Articles of Incorporation and By-Laws are effective June 28, 2005 and, accordingly, Mr. Rashid’s appointment to the Board is also effective as of this date. Arrangements and agreements regarding Mr. Rashid’s appointment are discussed more fully in the Information Statement, filed on June 8, 2005, which discussion is incorporated herein by reference.

Mr. Rashid, 29, is an investment principal of Apollo Management, L.P. He has been employed with Apollo since 2000. Prior to joining Apollo, Mr. Rashid was employed by the Goldman Sachs Group, Inc. in the Financial Institutions Group of its Investment Banking Division from August 1998 to July 2000. He received an M.B.A from the Stanford Graduate School of Business and a B.S. from Georgetown University.

Apollo and its affiliates hold certain registration and other rights, which are our obligations, and are described in the Proxy Statement for the annual meeting of shareholders on May 13, 2005, filed April 13, 2005, which description is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Document
3.1	Articles of Amendment dated June 28, 2005 to Amended and Restated Articles of Incorporation of Quality Distribution, Inc. dated November 5, 2003

3.2	Amended and Restated By-Laws of Quality Distribution, Inc. dated November 5, 2003, as amended June 28, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: June 28, 2005	By:	/s/ Gerald L. Detter
	Name:	Gerald L. Detter
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits
3.1	Articles of Amendment dated June 28, 2005 to Amended and Restated Articles of Incorporation of Quality Distribution, Inc. dated November 5, 2003

3.2	Amended and Restated By-Laws of Quality Distribution, Inc. dated November 5, 2003, as amended June 28, 2005

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